Exhibit b(iv) under Form N-1A

                                            Exhibit 3(ii) under Item 601/Reg.S-K

                       FEDERATED STOCK AND BOND FUND, INC.

                                  AMENDMENT #15
                                 TO THE BY-LAWS

                            (EFFECTIVE MAY 12, 1998)

     Strike Section 3 - Place of Meetings from Article I - Meeting of Shareholder and replace it with the following:

     Section 3. PLACE OF MEETINGS. All meetings of the Shareholders of the Corporation or a particular Series or Class, shall be held at such place within or without the State of Maryland as may be fixed by the Board of Directors.